UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Outdoor Senior Credit Facility

On January 31, 2014, CBS Outdoor Americas Capital LLC and CBS Outdoor Americas Capital Corporation (collectively, the “Borrowers”), each an indirect, wholly owned subsidiary of CBS Corporation, entered into a $425 million revolving credit facility due 2019 (the “Revolving Credit Facility”) and an $800 million senior secured term loan credit facility due 2021 (the “Term Loan” and, together with the Revolving Credit Facility, the “Outdoor Senior Credit Facility”) pursuant to a credit agreement among the Borrowers, CBS Outdoor Americas Inc., a wholly owned subsidiary of CBS Corporation and the parent company of the Borrowers (“CBS Outdoor Americas”), and the other guarantors named therein, the lenders named therein, and Citibank, N.A., as administrative agent. The Outdoor Senior Credit Facility was entered into as part of CBS Corporation’s announced plans to separate its outdoor advertising business. On January 31, 2014, the Borrowers borrowed the full amount of the Term Loan and there were no outstanding borrowings under the Revolving Credit Facility.

All obligations under the Outdoor Senior Credit Facility are unconditionally guaranteed by CBS Outdoor Americas and certain of its domestic subsidiaries (the “Guarantors”) and are secured, subject to certain exceptions, by substantially all of the assets of the Borrowers and the Guarantors. CBS Corporation does not guarantee or otherwise provide credit support for the Outdoor Senior Credit Facility.

The Term Loan bears interest at a per annum rate equal to 2.25% plus the greater of the London Interbank Offered Rate (“LIBOR”) and 0.75%. Loans under the Revolving Credit Facility are based on LIBOR plus a margin based on CBS Outdoor Americas’ consolidated net secured leverage ratio, which is the ratio of (i) CBS Outdoor Americas’ consolidated secured debt (less up to $150 million of unrestricted cash and cash equivalents) to (ii) CBS Outdoor Americas’ consolidated EBITDA (as defined in the Outdoor Senior Credit Facility). Interest on the Term Loan and Revolving Credit Facility is payable at the end of each LIBOR period, but in no event less frequently than quarterly. A commitment fee will be paid based on the amount of unused commitments under the Revolving Credit Facility.

The Outdoor Senior Credit Facility contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Outdoor Senior Credit Facility could result in the termination of the commitments under the Revolving Credit Facility and the acceleration of all outstanding borrowings under the Outdoor Senior Credit Facility and could cause a cross-default that could result in the acceleration of other indebtedness, including the full principal amount of the Outdoor Senior Notes (defined below). The terms of the Revolving Credit Facility require CBS Outdoor Americas to maintain a maximum consolidated net secured leverage ratio of 3.50 to 1.00, which will be increased to 4.00 to 1.00 in the event that CBS Outdoor Americas elects to be, and qualifies to be, taxed as a real estate investment trust for U.S. federal income tax purposes.

Amounts outstanding under the Outdoor Senior Credit Facility may be prepaid at any time, subject, in the case of the Term Loan under certain circumstances, to a 1.00% prepayment premium.

Outdoor Senior Notes

Also on January 31, 2014, the Borrowers issued $400 million aggregate principal amount of 5.250% senior notes due 2022 (the “Outdoor 2022 Senior Notes”) and $400 million aggregate principal amount of 5.625% senior notes due 2024 (the “Outdoor 2024 Senior Notes” and, together with the Outdoor 2022 Senior Notes, the “Outdoor Senior Notes”) pursuant to an indenture dated as of January 31, 2014 (the “Outdoor Indenture”) among the Borrowers, CBS Outdoor Americas and the other Guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee. The Outdoor Senior Notes and the related guarantees were offered and sold in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Outdoor Senior Notes are fully and unconditionally guaranteed on a senior unsecured basis by CBS Outdoor Americas and each of the other Guarantors under the Outdoor Senior Credit Facility. CBS Corporation does not guarantee or otherwise provide credit support for the Outdoor Senior Notes.

The Borrowers may redeem some or all of the Outdoor 2022 Senior Notes and the Outdoor 2024 Senior Notes at any time, or from time to time, on or after February 15, 2017 and February 15, 2019, respectively, at a premium that decreases over time, plus accrued and unpaid interest to the date of redemption. Prior to such dates, the Borrowers may redeem some or all of such notes subject to payment of a customary make-whole premium. In addition, prior to February 15, 2017, the Borrowers may redeem up to 35% of the aggregate principal amount of each of the Outdoor 2022 Senior Notes and the Outdoor 2024 Senior Notes with the proceeds of certain equity offerings.

In the event of a change of control accompanied by a rating decline (each as defined in the Outdoor Indenture) with respect to the Outdoor Senior Notes, the holders of the Outdoor Senior Notes may require the Borrowers to repurchase all or a portion of their Outdoor Senior Notes at a purchase price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The Outdoor Indenture contains certain customary affirmative and negative covenants and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Outdoor Indenture could result in the acceleration of the full principal amount of the Outdoor Senior Notes and could cause a cross-default that could result in the acceleration of other indebtedness, including all outstanding borrowings under the Outdoor Senior Credit Facility.

In connection with the issuance of the Outdoor Senior Notes, the Borrowers, CBS Outdoor Americas and the other Guarantors entered into a registration rights agreement dated as of January 31, 2014 with the initial purchasers of the Outdoor Senior Notes (the “Outdoor Registration Rights Agreement”). Pursuant to the Outdoor Registration Rights Agreement, the Borrowers and the Guarantors agreed to use their commercially reasonable best efforts to cause a registration statement to become effective with the Securities and Exchange Commission relating to an offer to exchange the Outdoor Senior Notes for registered Outdoor Senior Notes having substantially identical terms, or in certain cases, to register the Outdoor Senior Notes for resale. If the Borrowers and the Guarantors are not in timely compliance with their obligations to register or exchange the Senior Notes pursuant to the terms of the Outdoor Registration Rights Agreement, the Borrowers will be required to pay additional interest to the holders of the Outdoor Senior Notes under certain circumstances.

Outdoor Borrowings - General

As a result of the borrowings under the Term Loan and the issuance of the Outdoor Senior Notes described above (collectively, the “Outdoor Borrowings”), CBS Outdoor Americas incurred indebtedness of $1.6 billion, from which it received net proceeds of approximately $1.57 billion after deducting bank fees, discounts and commissions incurred in connection therewith. Pursuant to the completion by CBS Corporation of a series of reorganization transactions which resulted in the entities comprising CBS’s Outdoor Americas operating segment being consolidated under CBS Outdoor Americas, CBS Outdoor Americas transferred to a wholly owned subsidiary of CBS Corporation approximately $1.52 billion, which is an amount equal to the net proceeds of the Outdoor Borrowings less $50 million, which will remain with CBS Outdoor Americas to use for corporate purposes and ongoing cash needs.

Some of the financial institutions party to the Outdoor Senior Credit Facility, the Outdoor Indenture and the Outdoor Registration Rights Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for CBS Corporation and its subsidiaries, including CBS Outdoor Americas, and each of the Borrowers, for which such institutions have received, and/or will receive, customary fees and commissions.

The above description of the Outdoor Senior Credit Facility, the Outdoor Indenture and the Outdoor Registration Rights Agreement does not purport to be complete and is qualified in each case in its entirety by reference to the text of such agreements, copies of which are incorporated by reference per Exhibits 10.1, 4.1 and 4.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of January 31, 2014 among CBS Outdoor Americas Capital LLC and CBS Outdoor Americas Capital Corporation, as issuers, CBS Outdoor Americas Inc. and the other guarantors party thereto, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-11 of CBS Outdoor Americas Inc. filed on January 31, 2014 (File No. 333-189643).

4.2	Registration Rights Agreement dated as of January 31, 2014, among CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, CBS Outdoor Americas Inc. and the other guarantors party thereto and the initial purchasers named therein, incorporated herein by reference to Exhibit 4.2 to Amendment No. 4 to the Registration Statement on Form S-11 of CBS Outdoor Americas Inc. filed on January 31, 2014 (File No. 333-189643).

10.1	Credit Agreement dated as of January 31, 2014 among CBS Outdoor Americas Capital LLC and CBS Outdoor Americas Capital Corporation, as borrowers, CBS Outdoor Americas Inc. and the other guarantors named therein, the lenders named therein, and Citibank, N.A., as administrative agent, incorporated herein by reference to Exhibit 10.6 to Amendment No. 4 to the Registration Statement on Form S-11 of CBS Outdoor Americas Inc. filed on January 31, 2014 (File No. 333-189643).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Joseph R. Ianniello
Name:	Joseph R. Ianniello
Title:	Chief Operating Officer

Date: February 6, 2014

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Indenture dated as of January 31, 2014 among CBS Outdoor Americas Capital LLC and CBS Outdoor Americas Capital Corporation, as issuers, CBS Outdoor Americas Inc. and the other guarantors party thereto, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-11 of CBS Outdoor Americas Inc. filed on January 31, 2014 (File No. 333-189643).

4.2	Registration Rights Agreement dated as of January 31, 2014, among CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, CBS Outdoor Americas Inc. and the other guarantors party thereto and the initial purchasers named therein, incorporated herein by reference to Exhibit 4.2 to Amendment No. 4 to the Registration Statement on Form S-11 of CBS Outdoor Americas Inc. filed on January 31, 2014 (File No. 333-189643).

10.1	Credit Agreement dated as of January 31, 2014 among CBS Outdoor Americas Capital LLC and CBS Outdoor Americas Capital Corporation, as borrowers, CBS Outdoor Americas Inc. and the other guarantors named therein, the lenders named therein, and Citibank, N.A., as administrative agent, incorporated herein by reference to Exhibit 10.6 to Amendment No. 4 to the Registration Statement on Form S-11 of CBS Outdoor Americas Inc. filed on January 31, 2014 (File No. 333-189643).